LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS


	POWER OF ATTORNEY


	KNOW ALL MEN BY THESE PRESENTS, that the undersigned does hereby constitute and appoint Curtis G. Briggs his true and lawful attorney and agent, with power and authority to sign for and on behalf of the undersigned the name of the undersigned to any Form 3, Form 4 and Form 5 filed or to be filed with the
Securities and Exchange Commission reporting ownership or changes in ownership by the undersigned of any securities of Service Corporation International or to any amendments thereto filed or to be filed with the Securities and Exchange
Commission, and to any instrument or document filed as a part of, as an exhibit to or in connection with said reports or amendments, including without limitation a Form ID or other form as may be appropriate to apply for filing codes; and the undersigned does hereby ratify and confirm as his own act and deed all that said attorney and agent shall do or cause to be done by virtue hereof.

	IN WITNESS WHEREOF, the undersigned has subscribed these presents this 12th day of July, 2007.



							Gregory T. Sangalis